UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 17, 2006
CT COMMUNICATIONS, INC.
(Exact name of registrant as specified in its charter)

NORTH CAROLINA	0-19179	56-1837282
(State or other Jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1000 PROGRESS PLACE NE
P.O. BOX 227
CONCORD, NORTH CAROLINA	28026-0227
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (704) 722-2500
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e4(c))

INFORMATION TO BE INCLUDED IN THE REPORT
ITEM 1.01. Entry into a Material Definitive Agreement.
On February 17, 2006, the Compensation Committee of the Board of Directors of CT Communications, Inc. (the “Company”) approved the terms pursuant to which the Company would award annual incentive bonus awards for the 2006 fiscal year and the performance criteria for the long-term incentive bonus awards for the 2006-2007 performance period. The Company’s annual and long-term incentive bonus awards program is administered under the Company’s Amended and Restated 2001 Stock Incentive Plan.
A description of the Company’s annual incentive bonus awards program for the 2006 fiscal year and long-term incentive bonus awards program for the 2006-2007 performance period, as well as a description of the Company’s director compensation arrangements for the 2006 fiscal year, are attached hereto as exhibits and are hereby incorporated by reference.
ITEM 9.01. Financial Statements and Exhibits.
(c)	Exhibits.
10.1	Description of Annual Incentive and Long-Term Incentive Bonus Awards

10.2	Description of 2006 Compensation of Directors

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CT COMMUNICATIONS, INC.
(Registrant)

Date: February 24, 2006	By:	/s/ Ronald A. Marino
Ronald A. Marino
Chief Accounting Officer

EXHIBIT INDEX

Exhibit No.	Exhibit
10.1	Description of Annual Incentive and Long-Term Incentive Bonus Awards

10.2	Description of 2006 Compensation of Directors